Exhibit 10.1

November 7, 2006

SENT VIA EMAIL AND FEDEX

Mr. Surendra Pai

Dear Suren:

By your signature below, you agree to modify Section 9.3(e) of your employment contract with Authentidate dated October 27, 2004, to extend the time within which Authentidate and you must reach agreement on a renewal of your contract to avoid the automatic termination of your employment, to December 15, 2006. Section 9.3(e) as modified shall read as follows:

e. In the event the Company fails to notify the Employee in accordance with Section 8.2, or after notifying the Employee fails to reach an agreement on a new employment agreement prior to December 15, 2006, Employee’s employment shall terminate on December 15, 2006 and the Company shall pay the Employee the Severance Payment; Accrued Compensation, and the Continuation Benefits.

Very truly yours,

/s/ J. Edward Sheridan
J. Edward Sheridan
Chairman, Compensation Committee

Agreed and accepted:

/s/ Surendra Pai
Surendra Pai

Cc:	Victor H. Boyajian
Sonnenschein, Nath & Rosenthal, LLP
1221 Avenue of the Americas
New York, New York 10020